Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 6, 2013, in the Registration Statement on Form S-1 and related Prospectus of Celladon Corporation dated October 10, 2013.

/s/ Ernst & Young LLP

San Diego, California

October 10, 2013